Invesco Large Cap Growth Fund                                    SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 4/30/2010
File number:       811 - 1424
Series No.:        12

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $1,138
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class Y                           $  37
        Investor Class                    $ 480
        Institutional Class               $ 927


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0161
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class Y                          0.0378
        Investor Class                   0.0230
        Institutional Class              0.0701


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          67,642
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          11,259
        Class C                           9,259
        Class R                           1,103
        Class Y                           1,094
        Investor Class                   20,174
        Institutional Class              12,958


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 10.78
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $  9.99
        Class C                         $  9.99
        Class R                         $ 10.62
        Class Y                         $ 10.78
        Investor Class                  $ 10.86
        Institutional Class             $ 11.11